EXHIBIT 99.1
FIRST COMMERCE BANK
Lewisburg, Tennessee
Consolidated Financial Statements
December 31, 2005 and 2004
(With Independent Auditor’s Report Thereon)

Independent Auditor’s Report
The Board of Directors
First Commerce Bank:
     We have audited the accompanying consolidated balance sheets of First Commerce Bank and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive earnings (loss), changes in stockholders’ equity and cash flows for the years ended December 31, 2005, 2004 and 2003. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Commerce Bank and subsidiary as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years ended December 31, 2005, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.
/s/ Maggart & Associates, P.C.
Nashville, Tennessee
February 3, 2006

FIRST COMMERCE BANK
Consolidated Balance Sheets
   December 31, 2005 and 2004

(In Thousands)	2005	2004

ASSETS

Loans, less allowance for possible loan losses of $1,197,000 and $1,001,000, respectively	$98,230	$77,149
Securities held-to-maturity, at amortized cost (market value $2,524,000 and $2,703,000, respectively)	2,596	2,705
Securities available-for-sale, at market (amortized cost of $34,617,000 and $22,781,000, respectively)	33,790	22,678
Restricted equity securities	335	285
Interest-bearing deposits in financial institutions	101	100
Federal funds sold	3,066	8,632

Total earning assets	138,118	111,549

Cash and due from banks	1,781	713
Bank premises and equipment, net	3,776	2,853
Accrued interest receivable	941	535
Deferred income taxes	446	134
Other assets	1,656	89

Total assets	$146,718	$115,873

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$132,513	$102,811
Accrued interest payable	555	276
Accounts payable and other liabilities	561	158

Total liabilities	133,629	103,245

Stockholders’ equity:
Preferred stock, no par, authorized 20,000,000 shares	—	—
Common stock, par value $1 per share, authorized 20,000,000 shares, 1,271,948 and 1,256,099 shares issued and outstanding, respectively	1,272	1,256
Additional paid-in capital	11,448	11,304
Net unrealized losses on available-for-sale securities net of taxes of, $316,000 and $40,000, respectively	(511)	(63)
Retained earnings	880	131

Total stockholders’ equity	13,089	12,628

COMMITMENTS AND CONTINGENCIES

Total liabilities and stockholders’ equity	$146,718	$115,873

See accompanying notes to consolidated financial statements.

FIRST COMMERCE BANK
Consolidated Statements of Operations
   For the Years Ended December 31, 2005, 2004 and 2003

(In Thousands, Except Per Share Amounts)	2005	2004	2003

Interest income:
Interest and fees on loans	$5,745	$4,241	$2,548
Interest and dividends on taxable securities	1,421	645	227
Interest on restricted equity securities	10	4	—
Interest on Federal funds sold	143	56	53
Interest on interest-bearing deposits in financial institutions	3	3	3

Total interest income	7,322	4,949	2,831

Interest expense:
Interest on negotiable order of withdrawal accounts	78	55	33
Interest on savings accounts	18	11	6
Interest on money market accounts	497	261	241
Interest on certificates of deposit over $100,000	1,432	818	318
Interest on certificates of deposits — other	933	519	190
Interest on federal funds purchased	1	—	—

Total interest expense	2,959	1,664	788

Net interest income before provision for possible loan losses	4,363	3,285	2,043
Provision for possible loan losses	215	236	648

Net interest income after provision for possible loan losses	4,148	3,049	1,395

Non-interest income	521	304	125
Non-interest expense	3,205	2,403	1,550

Earnings (loss) before income taxes	1,464	950	(30)

Income taxes	499	113	—

Earnings (loss)	$965	$837	$(30)

Basic earnings (loss) per common share	$0.76	$0.67	$(.02)

Diluted earnings (loss) per common share	$0.72	$0.65	$(.02)

See accompanying notes to consolidated financial statements.

FIRST COMMERCE BANK
Consolidated Statements of Comprehensive Earnings (Loss)
   For the Years Ended December 31, 2005, 2004 and 2003

(In Thousands)	2005	2004	2003

Net earnings (loss)	$965	$837	$(30)

Other comprehensive earnings (loss):
Unrealized gain (losses) on available-for-sale securities arising during period, net of taxes of $276,000, $40,000 and $0, respectively	(448)	77	(140)

Other comprehensive earnings (loss)	(448)	77	(140)

Comprehensive earnings (loss)	$517	$914	$(170)

See accompanying notes to consolidated financial statements.

FIRST COMMERCE BANK
Consolidated Statements of Changes in Stockholders’ Equity
   For the Years Ended December 31, 2005, 2004 and 2003

				Net Unrealized
				Losses on
		Additional	Retained	Securities
	Common	Paid-In	Earnings	Available-
(In Thousands)	Stock	Capital	(Deficit)	For-Sale	Total

Balance December 31, 2002	$1,249	$11,242	$(676)	$—	$11,815

Issuance of 863 shares of $1 par value common stock	1	8	—	—	9

Net change in unrealized loss on securities available-for-sale	—	—	—	(140)	(140)

Loss for the year	—	—	(30)	—	(30)

Balance December 31, 2003	1,250	11,250	(706)	(140)	11,654
Issuance of 6,099 shares of $1 par value common stock pursuant to stock option plan	6	54	—	—	60

Net change in unrealized loss on securities available-for-sale, net of taxes of $40,000	—	—	—	77	77

Earnings for the year	—	—	837	—	837

Balance December 31, 2004	1,256	11,304	131	(63)	12,628

Issuance of 15,849 shares of $1 par value common stock pursuant to stock option plan	16	144	—	—	160

Net change in unrealized loss on securities available-for-sale, net of taxes of $276,000	—	—	—	(448)	(448)

Dividends paid at $.17 per share	—	—	(216)	—	(216)

Earnings for the year	—	—	965	—	965

Balance December 31, 2005	$1,272	$11,448	$880	$(511)	$13,089

See accompanying notes to consolidated financial statements.

FIRST COMMERCE BANK
Consolidated Statements of Cash Flows
   For the Years Ended December 31, 2005, 2004 and 2003

(In Thousands)	2005	2004	2003

Cash flows from operating activities:
Interest received	$6,961	$4,771	$2,558
Fees received	462	258	125
Interest paid	(2,680)	(1,563)	(617)
Cash paid to suppliers and employees	(2,901)	(2,170)	(1,641)
Income taxes paid	(230)	(207)	—

Net cash provided by operating activities	1,612	1,089	425

Cash flows from investing activities:
Increase in interest-bearing deposits in financial institutions	(1)	—	—
Purchase of held-to-maturity securities	(1,000)	(2,201)	(994)
Calls, sales and maturities of held-to-maturity securities	1,000	400	500
Proceeds from paydowns of held-to-maturity securities	108	89	—
Purchase of available-for-sale securities	(16,164)	(14,886)	(16,053)
Calls, sales and maturities of available-for-sale securities	1,500	400	4,231
Proceeds from paydowns of available-for-sale securities	2,776	2,175	898
Proceeds from sales of available-for-sale securities	—	—	397
Purchase of restricted stock	(42)	(137)	(146)
Loans made to customers, net of repayments	(21,407)	(15,787)	(50,601)
Purchase of bank premises and equipment	(1,136)	(274)	(1,950)
Proceeds on sale of fixed assets	7	—	—
Proceeds on sale of other real estate	103	—	—
Investment in bank-owned life insurance	(1,500)	—	—

Net cash used in investing activities	(35,756)	(30,221)	(63,718)

Cash flows from financing activities:
Net increase in non-interest-bearing money market demand, savings and NOW accounts	10,564	10,686	23,870
Net increase in time deposits	19,138	25,521	33,852
Proceeds from sale of common stock	160	60	9
Dividends paid	(216)	—	—

Net cash provided by financing activities	29,646	36,267	57,731

Net increase (decrease) in cash and cash equivalents	(4,498)	7,135	(5,562)

Cash and cash equivalents at beginning of period	9,345	2,210	7,772

Cash and cash equivalents at end of year	$4,847	$9,345	$2,210

     See accompanying notes to consolidated financial statements.

FIRST COMMERCE BANK
Consolidated Statements of Cash Flows,
Continued
   For the Years Ended December 31, 2005, 2004 and 2003

(In Thousands)	2005	2004	2003

Reconciliation of earnings (loss) to net cash provided by operating activities:
Net earnings (loss)	$965	$837	$(30)
Adjustments to reconcile earnings (loss) to net cash provided by (used in) operating activities:
Depreciation	200	170	85
Amortization and accretion	53	40	18
Provision for possible loan losses	215	236	648
Loss on sale of fixed assets	6	—	—
FHLB stock dividends	(8)	(2)	—
Increase in accrued interest receivable	(406)	(216)	(291)
Increase in deferred taxes	(35)	(94)	—
Increase in accrued interest payable	279	101	171
Increase in other assets	(60)	(46)	(13)
Increase (decrease) in other liabilities	403	63	(163)

Total adjustments	647	252	455

Net cash provided by operating activities	$1,612	$1,089	$425

Supplemental Schedule of Non-Cash Activities:

Decrease (increase) in net unrealized loss on available- for-sale securities, net of taxes of $276,000, $40,000 and $0	$(448)	$77	$(140)

Net non-cash transfer from loans to other real estate	$103	$—	$—

Net non-cash transfer from loans to other assets	$8	$—	$—

See accompanying notes to consolidated financial statements.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements
     December 31, 2005 and 2004

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Commerce Bank (“the Bank”) and subsidiary are in accordance with accounting principles generally accepted in the United States of America and conform to general practices within the banking industry. The following is a brief summary of the more significant policies.

(a)	Principles of Consolidation

The consolidated financial statements include the accounts of the Bank and its wholly-owned subsidiary, First Commerce Mortgage Company, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

(b)	Nature of Operations

First Commerce Bank operates under a state bank charter and provides full banking services. As a state bank, the Bank is subject to regulations of the Tennessee Department of Financial Institutions and the Federal Deposit Insurance Corporation. The area served by First Commerce Bank is Marshall and adjacent counties of Middle Tennessee. Services are provided at the main office, one branch in Lewisburg, Tennessee, and one branch in Chapel Hill, Tennessee.

(c)	Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to determination of the allowance for possible loan losses and the valuation of debt and equity securities and the related deferred taxes.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

(d)	Loans

Loans are stated at the principal amount outstanding. Unearned discount, deferred loan fees net of loan acquisition costs, and the allowance for possible loan losses are shown as reductions of loans. Loan origination and commitment fees and certain loan-related costs are being deferred and the net amount amortized as an adjustment of the related loan’s yield over the contractual life of the loan. Interest income on loans is accrued based on the principal amount outstanding.

The Bank follows the provisions of Statement of Financial Accounting Standards (SFAS) No. 114, “Accounting by Creditors for Impairment of a Loan” and SFAS No. 118, “Accounting by Creditors for Impairment of a Loan — Income Recognition and Disclosures”. These pronouncements apply to impaired loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment including residential mortgage and installment loans.

A loan is impaired when it is probable that the Bank will be unable to collect the scheduled payments of principal and interest due under the contractual terms of the loan agreement. Impaired loans are measured at the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral if the loan is collateral dependent. If the measure of the impaired loan is less than the recorded investment in the loan, the Bank shall recognizes an impairment by creating a valuation allowance with a corresponding charge to the provision for possible loan losses or by adjusting an existing valuation allowance for the impaired loan with a corresponding charge or credit to the provision for possible loan losses.

The Bank’s installment and residential mortgage loans are divided into various groups of smaller-balance homogeneous loans that are collectively evaluated for impairment and, thus, are not subject to the provisions of SFAS Nos. 114 and 118. Substantially all other loans of the Bank are evaluated for impairment under the provisions of SFAS Nos. 114 and 118.

The Bank considers all loans subject to the provisions of SFAS Nos. 114 and 118 that are on a nonaccrual status to be impaired. Loans are placed on nonaccrual status when doubt as to timely collection of principal or interest exists, or when principal or interest is past due 90 days or more unless such loans are well-secured and in the process of collection. Delays or shortfalls in loan payments are evaluated along with various other factors to determine if a loan is impaired. Generally, delinquencies under 90 days are considered insignificant unless certain other factors are present which indicate impairment is probable. The decision to place a loan on nonaccrual status is also based on an evaluation of the borrower’s financial condition, collateral, liquidation value, and other factors that affect the borrower’s ability to pay.

Generally, at the time a loan is placed on nonaccrual status, all interest accrued and uncollected on the loan in the current fiscal year is reversed from income, and all interest accrued and uncollected from the prior year is charged off against the allowance for possible loan losses. Thereafter, interest on nonaccrual loans is recognized as interest income only to the extent that cash is received and future collection of principal is not in doubt. If the collectibility of outstanding principal is doubtful, such cash received is applied as a reduction of principal. A nonaccrual loan may be restored to an accruing status when principal and interest are no longer past due and unpaid and future collection of principal and interest on a timely basis is not in doubt.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

Loans not on nonaccrual status are classified as impaired in certain cases when there is inadequate protection by the current net worth and financial capacity of the borrower or of the collateral pledged, if any. In those cases, such loans have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt, and if such deficiencies are not corrected, there is a probability that the Bank will sustain some loss. In such cases, interest income continues to accrue as long as the loan does not meet the Bank’s criteria for nonaccrual status.

Generally, the Bank also classifies as impaired any loans the terms of which have been modified in a troubled debt restructuring. Interest is generally accrued on such loans that continue to meet the modified terms of their loan agreements.

The Bank’s charge-off policy for impaired loans is similar to its charge-off policy for all loans in that loans are charged off in the month when they are considered uncollectible.

(e)	Allowance for Possible Loan Losses

The provision for possible loan losses represents a charge to earnings necessary, after loan charge-offs and recoveries, to maintain the allowance for possible loan losses at an appropriate level which is adequate to absorb estimated losses inherent in the loan portfolio. Such estimated losses arise primarily from the loan portfolio but may also be derived from other sources, including commitments to extend credit and standby letters of credit. The level of the allowance is determined on a quarterly basis using procedures which include: (1) categorizing commercial and commercial real estate loans into risk categories to estimate loss probabilities based primarily on the historical loss experience of those risk categories and current economic conditions; (2) analyzing significant commercial and commercial real estate credits and calculating specific reserves as necessary; (3) assessing various homogeneous consumer loan categories to estimate loss probabilities based primarily on historical loss experience; (4) reviewing unfunded commitments (included in other liabilities if significant); and (5) considering various other factors, such as changes in credit concentrations, loan mix, and economic conditions which may not be specifically quantified in the loan analysis process.

The allowance for possible loan losses consists of an allocated portion and an unallocated, or general portion. The allocated portion is maintained to cover estimated losses applicable to specific segments of the loan portfolio. The unallocated portion is maintained to absorb losses which probably exist as of the evaluation date but are not identified by the more objective processes used for the allocated portion of the allowance due to risk of errors or imprecision. While the total allowance consists of an allocated portion and an unallocated portion, these terms are primarily used to describe a process. Both portions of the allowance are available to provide for inherent loss in the entire portfolio.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

The allowance for possible loan losses is increased by provisions for possible loan losses charged to expense and is reduced by loans charged off net of recoveries on loans previously charged off. The provision is based on management’s determination of the amount of the allowance necessary to provide for estimated loan losses based on its evaluation of the loan portfolio. Determining the appropriate level of the allowance and the amount of the provision involves uncertainties and matters of judgment and therefore cannot be determined with precision. Under the terms of an agreement with the Bank’s regulatory agency, the Bank is required to maintain a minimum loan loss reserve equal to 1.25% of loans for a period of three years from the date of inception, December 2, 2002. The restriction was lifted December, 2005.

(f)	Securities

The Bank accounts for securities under the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, “Accounting for Certain Investments in Debt and Equity Securities”. Under the provisions of the Statement, securities are to be classified in three categories and accounted for as follows:
•	Securities Held-to-Maturity

Debt securities that the enterprise has the positive intent and ability to hold to maturity are classified as held-to-maturity securities and reported at amortized cost.

•	Trading Securities

Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. No securities have been classified as trading securities.

•	Securities Available-for-Sale

Debt and equity securities not classified as either held-to-maturity securities or trading securities are classified as available-for-sale securities and reported at fair value, with unrealized gains and losses excluded from earnings and reported in a separate component of stockholders’ equity.
Realized gains or losses from the sale of securities are recognized upon realization based upon the specific identification method.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

(g)	Other Real Estate

Real estate acquired in settlement of loans is initially recorded at the lower of cost (loan value of real estate acquired in settlement of loans plus incidental expense) or estimated fair value, less estimated cost of disposal. Based on periodic evaluations by management, the carrying values are reduced by a direct charge to earnings when they exceed net realizable value. Costs relating to the development and improvement of the property are capitalized, while holding costs of the property are charged to expense in the period incurred. The Bank had no other real estate as of December 31, 2005 or 2004.

(h)	Bank Premises and Equipment

Bank premises and equipment are stated at cost. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Gain or loss on items retired and otherwise disposed of is credited or charged to operations and cost and related accumulated depreciation are removed from the asset and accumulated depreciation accounts.

Expenditures for major renewals and improvements of bank premises and equipment are capitalized and those for maintenance and repairs are charged to earnings as incurred.

(i)	Cash and Cash Equivalents

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, and Federal funds sold. Generally, Federal funds sold are purchased and sold for one-day periods. The Bank maintains deposits in excess of the Federal insurance amounts with other financial institutions. Management makes deposits only with financial institutions it considers to be financially sound.

(j)	Long-Term Assets

Premises and equipment, intangible assets, and other long-term assets are reviewed for impairment when events indicate their carrying amount may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at fair value.

(k)	Stock Options

The Bank uses the fair value method to calculate the compensation reported in the proforma earnings in note 14 to the financial statements.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

(l)	Income Taxes

Provisions for income taxes are based on taxes payable or refundable for the current year (after exclusion of non-taxable income such as interest on state and municipal securities) and deferred taxes on temporary differences between the amount of taxable and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax asset and liabilities are expected to be realized or settled as prescribed in Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.” As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

(m)	Advertising Costs

Advertising costs are expensed when incurred.

(n)	Off-Balance-Sheet Financial Instruments

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

(o)	Impact of New Accounting Standards

In June, 2002, the FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities”. SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The provisions of the Statement are effective for exit or disposal activities that are initiated after December 31, 2002. The adoption of SFAS 146 did not have a material impact on the Bank’s financial position or results of operations.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

In October, 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 147, “Acquisitions of Certain Financial Institutions”. SFAS No. 147 amends SFAS No. 72 and FASB Interpretation No. 9 to eliminate all acquisitions of financial institutions other than transactions between mutual enterprises from their scope. Accordingly, the excess of the purchase price paid to acquire a financial institution over the fair value of the identifiable tangible and intangible assets and liabilities acquired now must be recorded as goodwill following SFAS No. 141 and assessed for impairment following SFAS No. 142, “Goodwill and Other Intangible Assets”. Furthermore, any previously recognized unidentifiable intangible assets resulting from prior business combinations that do not meet SFAS No. 141’s criteria for separate recognition must be reclassified to goodwill. The Bank has adopted SFAS 147, and it has not had any impact on the Bank’s financial position or results of operations.

In November, 2002, the FASB issued Interpretation (FIN) 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others”, which elaborates on the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. The interpretation also clarifies that a guarantor is required to recognize, at the inception of the guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The adoption of FIN 45 did not have a material impact on the financial statements.

In May, 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Statement established standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have a material impact on the Bank’s financial position or results of operations.

In June, 2003, the American Institute of Certified Public Accountants issued an exposure draft on a Proposed Statement of Position (SOP) on Allowance for Credit Losses. If approved, the Proposed SOP would significantly change the way the allowance for possible loan losses is calculated. Under the Proposed SOP, any loans determined to be impaired, as defined in FASB Statement No. 114, would be assigned a specific reserve based on facts and circumstances surrounding the particular loan and no loss percentage would be assigned. If a loan is determined not to be impaired, it would be assigned to a pool of similar homogeneous loans. A loss percentage would then be assigned to the pool based on historical charge-offs adjusted for internal or external factors such as the economy, changes in underwriting standards, etc. Management has not yet determined the impact this Proposed SOP would have on their financial statements. Under the Proposal, any changes resulting from the initial application of this Proposed SOP would be treated as a change in accounting estimate.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
     December 31, 2005 and 2004

In addition, there is currently outstanding a bank regulatory interagency proposal dated March 28, 2005 related to the methodology for assigning risk factors to loans and other extensions of credit. The policy, if adopted, could effect the calculation of the allowance for possible loan losses. Management has not determined the impact of this policy statement; however, it is not expected to have a material impact on the consolidated financial statements.

In June, 2003, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities”. Under SFAS 149 loan commitments that relate to the origination of mortgage loans that will be held for sale, commonly referred to as interest rate lock commitments, must be accounted for as derivatives by the issuer of the commitment. Commitments to originate mortgage loans that will be held for investment purposes and commitments to originate other types of loans are not considered derivatives. The Bank has adopted SFAS 149, but it has not had any material impact on the Bank’s financial position or results of operations.

In October, 2003, the FASB approved the AICPA’s issuance of SOP 03-3, “Accounting for Loans or Certain Debt Securities Acquired in a Transfer”, which modifies the accounting for certain loans that are acquired with evidence of deterioration in credit quality since origination. SOP 03-3 does not apply to loans recorded at fair value, to revolving loans, or to mortgage loans classified as held for sale. SOP 03-3 limits the yield that may be accreted on applicable loans to the excess of the cash flows expected, at acquisition, to be collected over the investor’s initial investment in the loan. SOP 03-3 also prohibits the “carrying over” of valuation allowances on applicable loans. SOP 03-3 is effective for fiscal years beginning after December 15, 2004. The impact at implementation of adopting SOP 03-3 was immaterial to the results of operations.

On December 31, 2003, the Bank adopted certain disclosure requirements of Emerging Issues Task Force (EITF) Issue No. 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments”. These disclosures concerned unrealized losses related to investments in debt and marketable equity securities that are accounted for under SFAS No. 115. Disclosures include the length of time investments have been in a loss position and discussion pertaining to the nature of the impairment. In September, 2004, the FASB approved issuance of Staff Position (FSP) EITF 03-1-1, “Effective Date of Paragraphs 10 through 20 of EITF Issue No. 03-1, the Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments” (EITF 03-1). FSP EITF 03-1-1 delays the effective date of paragraphs 10 through 20 of EITF 03-1 as they relate to recognition of other-than-temporary impairment for cost method and marketable investments. This deferral will extend until the FASB provides clarification of the guidance presented in paragraphs 10 through 20. Effective July 1, 2004 First Commerce Bank adopted all remaining provisions of EITF Issue 03-1, including measurement guidance for evaluating whether impairment has occurred for marketable securities and cost method investments. The effect of implementing the final provisions of paragraphs 10 through 20 cannot currently be estimated due to the pending implementation issues. The adoption of all other provisions of EITF Issue No. 03-1 did not have an impact on the results of operations.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

In December, 2004, the Financial Accounting Standards Board (“FASB”) reissued Statement of Financial Accounting Standards No. 123 (revised 2004) (“SFAS”) related to share based payments. For First Commerce Bank the SFAS applies to the accounting for stock options. The substance of the revised statement is to require companies to record as an expense amortization of the fair market value of stock options determined as of the grant date. The offsetting credit is to additional paid-in capital unless there is an obligation to buy back the stock or exchange other assets for the stock. If such an obligation exists the offsetting credit would be to a liability account. The statement is effective for the first interim reporting period after December 15, 2005.
On June 30, 2005, the FASB issued an exposure draft “Business Combinations — a replacement of SFAS No. 141 (141 Revised). The proposed Statement would require the acquirer to measure the fair value of the acquiree, as a whole, as of the acquisition date as opposed to the definitive agreement date. The proposal also requires that contingent consideration be estimated and recorded at the acquisition which is in conflict with SFAS No. 5. SFAS No. 5 would be amended for this exception. Acquisition related costs incurred in connection with the business combination would generally be expensed. This proposed Statement would require the acquirer in a business combination in which the acquisition-date fair value of the acquirer’s interest in the acquiree exceeds the fair value of the consideration transferred for that interest (referred to as a bargain purchase) to account for that excess by first reducing the goodwill related to that business combination to zero, and then by recognizing any excess in income. Statement 141 requires that excess to be allocated as a pro rata reduction of the amounts that would have been assigned to particular assets acquired. The proposed Statement is expected to be effective for acquisitions after January 1, 2007.
On June 1, 2005, the FASB issued Statement No. 154, “Accounting Changes and Error Corrections”, a replacement of APB 20 and Statement 3. The Statement applies to all voluntary changes in accounting principle, and changes the requirements for accounting for and reporting of a change in accounting principle. In the absence of specific transition requirements to the contrary in the adoption of an accounting principle, Statement 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable for comparability and consistency of financial information between periods. Statement 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors occurring in fiscal years beginning after June 1, 2005.
On July 14, 2005, the FASB issued an Exposure Draft on Accounting for Uncertain Tax Positions, a proposed interpretation of FASB Statement No. 109. The proposed interpretation requires that only benefits from tax positions that are probable of being sustained under audit should be recognized in the financial statements. These benefits would be recorded at amounts considered to be the best estimates of management. At the time these positions become “more likely than not” to be disallowed under audit, their recognition would be reversed. First

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

Commerce Bank is currently reviewing the potential impact of this proposed Interpretation; any cumulative effect associated with the application of the provisions of the proposed Interpretation will be reported as a change in accounting principle in the period in which the Interpretation is adopted.

(p)	Reclassifications
Certain reclassifications have been made to the 2004 and 2003 figures to conform to the presentation for 2005.

(2) LOANS AND ALLOWANCE FOR POSSIBLE LOAN LOSSES
     The classification of loans at December 31, 2005 and 2004 is as follows:

(In Thousands)	2005	2004
Commercial, financial and agricultural	$45,307	$34,421
Real estate — construction	12,420	5,573
Real estate — mortgage	34,440	31,481
Consumer	7,260	6,675

	99,427	78,150
Allowance for possible loan losses	(1,197)	(1,001)

Net loans	$98,230	$77,149

     The principal maturities on loans at December 31, 2005 are as follows:

	(In Thousands)
	Commercial
	Financial
	and	Real Estate -	Real Estate -
Maturity	Agricultural	Construction	Mortgage	Consumer	Total
3 months or less	$3,868	$3,074	$428	$1,239	$8,609
3 to 12 months	9,165	5,023	2,504	1,545	18,237
1 to 5 years	29,351	3,845	29,442	4,288	66,926
Over 5 Years	2,923	478	2,066	188	5,655

	$45,307	$12,420	$34,440	$7,260	$99,427

At December 31, 2005 variable rate and fixed rate loans total $30,782,000 and $68,645,000, respectively. Variable rate and fixed rate loans at December 31, 2003 were $19,709,000 and $58,441,000, respectively.
In the normal course of business, the Bank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $6,098,000 and $4,337,000, respectively, at

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

December 31, 2005 and 2004. As of December 31, 2005 none of these loans were restructured, nor were any related party loans charged off in 2005.
     An analysis of activity with respect to such loans to related parties is as follows:

(In Thousands)	2005	2004
Balance, January 1	$4,337	$4,452
New loans during period	1,978	5,992
Repayment during period	(217)	(6,107)

Balance, end of year	$6,098	$4,337

Transactions in the allowance for possible loan losses for the years ended December 31, 2005, 2004 and 2003 are summarized as follows:

(In Thousands)	2005	2004	2003
Balance, January 1	$1,001	$785	$147
Provision charged to operating expense	215	236	648
Loans charged off	(27)	(22)	(18)
Recoveries	8	2	8

Balance, end of year	$1,197	$1,001	$785

The Bank’s principal customers are basically in the Middle Tennessee area with a concentration in Marshall and adjacent counties. Credit is extended to businesses and individuals and is evidenced by promissory notes. The terms and conditions of the loans including collateral varies depending upon the purpose of the credit and the borrower’s financial condition.
Impaired loans and related loan loss reserve amounts at December 31, 2005 and 2004 were as follows:

(In Thousands)	2005	2004
Recorded investment	$64	$67
Loan loss reserve	$6	$10
The average recorded investment in impaired loans for the years ended December 31, 2005 and 2004 was $84,000 and $53,000, respectively.
The related total amount of interest income recognized on the accrual basis for the period that such loans were impaired was $4,000 and $3,000 for 2005 and 2004, respectively.
Non-accrual loans totaled $28,000 and $60,000 as of December 31, 2005 and 2004, respectively. There were no loans that are past due 90 days or more and are still accruing interest at December 31, 2005 or 2004.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

(3) DEBT AND EQUITY SECURITIES
Debt and equity securities have been classified in the balance sheet according to management’s intent. The Bank’s classification of securities at December 31, 2005 and 2004 is as follows:

		Securities Held-To-Maturity
	2005
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury and other U.S. government agencies and corporations	$2,200	$—	$62	$2,138
Mortgage-backed securities	396	—	10	386

	$2,596	$—	$72	$2,524

		Securities Available-For-Sale
	2005
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury and other U.S. government agencies and corporations	$21,638	$—	$413	$21,225
Mortgage-backed securities	12,580	—	400	12,180
Collateralized mortgage obligations	399	—	14	385

	$34,617	$—	$827	$33,790

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
        December 31, 2005 and 2004

		Securities Held-To-Maturity
	2004
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury and other U.S. government agencies and corporations	$2,200	$7	$12	$2,195
Mortgage-backed securities	505	3	—	508

	$2,705	$10	$12	$2,703

		Securities Available-For-Sale
	2004
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Market
(In Thousands)	Cost	Gains	Losses	Value
U.S. Treasury and other U.S. government agencies and corporations	$12,167	$26	$14	$12,179
Mortgage-backed securities	10,039	9	115	9,933
Collateralized mortgage obligations	575	—	9	566

	$22,781	$35	$138	$22,678

The amortized cost and estimated market value of debt and equity securities at December 31, 2005, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	(In Thousands)
		Estimated
	Amortized	Market
Securities Held-To-Maturity	Cost	Value
Due in one year or less	$—	$—
Due after one year through five years	400	383
Due after five years through ten years	400	385
Due after ten years	1,400	1,370
Mortgage-backed securities	396	386

	$2,596	$2,524

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

	(In Thousands)
		Estimated
	Amortized	Market
Securities Available-For-Sale	Cost	Value
Due in one year or less	$—	$—
Due after one year through five years	18,595	18,225
Due after five years through ten years	2,000	1,967
Due after ten years	1,043	1,033
Collateralized mortgage obligations	399	385
Mortgage-backed securities	12,580	12,180

	$34,617	$33,790

     Results from sales of debt and equity securities are as follows:

(In Thousands)
	For the Year	For the Year	For the Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,
	2005	2004	2003
Gross proceeds	$—	$—	$397,000

Gross realized gain	$—	$—	$—
Gross realized losses	—	—	—

Net realized gains	$—	$—	$—

Investments securities carried in the balance sheet of $16,977,000 (amortized cost of $17,489,000) as of December 31, 2005 were pledged to secure public and trust deposits and for the purposes as required or permitted by law. Investment securities carried in the balance sheet of $13,718,000 (amortized cost of $13,841,000) as of December 31, 2004 were pledged to secure public and trust deposits and for other purposes as required or permitted by law. There were no securities that have rates that adjust prior to maturity at December 31, 2005 and 2004, respectively.
The following table shows the Bank’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005:

In Thousands, Except Number of Securities
	Less than 12 Months			12 Months or More			Total
			Number			Number
	Estimated		of	Estimated		of	Estimated
	Market	Unrealized	Securities	Market	Unrealized	Securities	Market	Unrealized
	Value	Losses	Included	Value	Losses	Included	Value	Losses
U.S. Treasury and other U.S. Government agencies and corporations	$15,670	$268	29	$7,693	$207	15	$23,363	$475

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

	In Thousands, Except Number of Securities
	Less than 12 Months			12 Months or More			Total
			Number			Number
	Estimated		of	Estimated		of	Estimated
	Market	Unrealized	Securities	Market	Unrealized	Securities	Market	Unrealized
	Value	Losses	Included	Value	Losses	Included	Value	Losses
Mortgage-backed securities	5,815	111	14	6,751	299	21	12,566	410
Collateralized mortgage obligations	—	—	—	385	14	2	385	14

Total temporarily impaired securities	$21,485	$379	43	$14,829	$520	38	$36,314	$899

The impaired securities are considered high quality investments in line with normal industry investing practices. The unrealized losses are primarily the result of changes in the interest rate and sector environments. Consistent with the original classification, as available-for-sale or held-to-maturity securities, the Bank intends and has the ability to hold the above securities until the value is realized.
The Bank may sell the above or other securities in the ordinary course of business in response to unexpected and significant changes in liquidity needs, unexpected and significant changes in interest rates and/or sector spreads that significantly extend the security’s holding period, or when conducting a small volume of security transactions.

(4) RESTRICTED EQUITY SECURITIES
Restricted equity securities consists of stock of the Bankers Bank and the Federal Home Loan Bank amounting to $335,000 and $285,000 at December 31, 2005 and 2004, respectively. The stock can be sold back to Federal Home Loan Bank only at par. The Bankers Bank stock can be sold to other member institutions at market. The stock is recorded at cost.

(5) BANK PREMISES AND EQUIPMENT
The classification of premises and equipment at December 31, 2005 and 2004 are as follows:

(In Thousands)	2005	2004
Land	$452	$452
Land improvements	14	14
Buildings	2,526	1,686
Furniture and fixtures	713	536
Equipment and vehicles	508	416
Construction-in-progress	12	7

	4,225	3,111
Less accumulated depreciation	(449)	(258)

	$3,776	$2,853

Depreciation expense was $200,000, $170,000 and $85,000 for the years ended December 31, 2005, 2004 and 2003.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

(6) DEPOSITS
Deposits at December 31, 2005 and 2004 are summarized as follows:

(In Thousands)	2005	2004

Demand deposits	$21,727	$17,267
Savings deposits	2,888	2,071
Money market demand accounts	26,964	21,677
Certificates of deposit $100,000 or greater	45,536	35,821
Individual retirement accounts $100,000 or greater	2,097	1,498
Other individual retirement accounts	3,161	1,982
Other certificates of deposit	30,140	22,495

	$132,513	$102,811

Principal maturities of certificates of deposit and individual retirement accounts at December 31, 2005 are as follows:

Maturity	(In Thousands)

2006	$49,407
2007	28,537
2008	635
2009	1,113
2010	1,242

$80,934

At December 31, 2005 and 2004 certificates of deposit and other deposits in denominations of $100,000 or more amounted to $78,428,000 and $59,057,000, respectively.
The aggregate amount of overdrafts reclassified as loans receivable was $26,000 and $25,000 at December 31, 2005 and 2004, respectively.

(7) NOTES PAYABLE

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

The Bank has entered into three separate federal funds guidelines facilities with certain time restrictions on outstanding borrowings. The lines are generally renewable annually and bear interest at a variable rate equivalent to the Bank’s daily internal lending rate. The combined lines provide for up to $6,000,000 in borrowings.
During 2004, the Bank entered into an agreement with the Federal Home Loan Bank (FHLB) for advances. There were no advances for the years ended December 31, 2005 and 2004.

(8) NON-INTEREST INCOME AND NON-INTEREST EXPENSE
The significant components of non-interest income and non-interest expense for the years ended December 31 are presented below:

(In Thousands)	2005	2004	2003

Non-interest income:
Service charge on deposit accounts	$171	$144	$31
Fees on mortgage originations	196	46	—
Other fees and commissions	154	114	94

Total non-interest income	$521	$304	$125

Non-interest expense:
Employee salaries and benefits	$1,834	$1,323	$949
Occupancy expenses	192	161	57
Furniture and equipment expense	228	178	123
Professional fees	138	91	44
Advertising and promotional expense	61	54	29
Data processing expense	359	247	101
Office supplies and stationary expense	78	69	59
Other operating expenses	309	280	188
Loss on sale of fixed assets	6	—	—

Total non-interest expense	$3,205	$2,403	$1,550

(9) INCOME TAXES
The components of the net deferred tax asset at December 31, 2005 and 2004 are as follows:

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

(In Thousands)	2005	2004

Deferred tax asset:
Federal	$632	$360
State	129	73

	761	433

Deferred tax liability:
Federal	(262)	(248)
State	(53)	(51)

	(315)	(299)

Total net deferred assets	$446	$134

The tax effects of each type of significant item that gave rise to deferred taxes at December 31, 2005 and 2004 are as follows:

(In Thousands)	2005	2004

Financial statement allowance for loan losses in excess of tax allowance	$382	$300
Excess of depreciation deducted for tax purposes over amounts deducted in the financial statements	(311)	(298)
Unrealized loss on investment securities available-for-sale	316	40
Pre-opening costs amortized over a five-year period for tax purposes, expensed for financial statements in initial year	63	93
Federal Home Loan Bank stock dividends	(4)	(1)

	$446	$134

The components of income tax expense for the years ended December 31, 2005, 2004 and 2003 are summarized as follows:

(In Thousands)	2005	2004	2003
Current:
Federal	$474	$212	$31
State	60	54	6

	534	266	37

Deferred:
Federal	(29)	149	(39)
State	(6)	20	(8)

	(35)	169	(47)

Benefits from utilization of net operating loss carryfowards:
Federal	—	(89)	(31)
State	—	—	(6)

	—	(89)	(37)

Adjustment of valuation allowance	—	(233)	47

Actual tax expense	$499	$113	$—

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

A reconciliation of actual income tax expense in the financial statements to the “expected” tax benefit (computed by applying the statutory Federal income tax rate of 34% to earnings (loss) before income taxes) is as follows:

(In Thousands)	2005	2004	2003

Computed “expected” tax expense (benefit)	$497	$323	$(10)
State income taxes, net of effect of Federal income taxes	59	49	(1)
Other, net	(57)	(26)	(36)
Deferred tax benefits (recognized) not recognized	—	(233)	47

	$499	$113	$—

(10) COMMITMENT AND CONTINGENCIES
The Bank entered into several agreements for account processing and various other item processing services. The agreements expire January, 2007. The monthly fee is based on the number of accounts held by the Bank and transactions processed. Total fees paid under this agreement in 2005 approximated $271,000.

(11) FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments consist primarily of commitments to extend credit. These instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

	Contract or
	Notional Amount
(In Thousands)	2005	2004

Financial instruments whose contract amount represent credit risk:
Unused commitments to extend credits	$10,915	$12,352
Standby letters of credit	261	284

Total	$11,176	$12,636

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to be drawn upon, the total commitment amounts generally represent future cash requirements. The Bank evaluates each customer’s credit-worthiness on a case-by-case basis. The amount of collateral, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the counterparty. Collateral normally consists of real property.
Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Most guarantees extend from one to two years. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The fair value of standby letters of credit is estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements, the likelihood of the counter parties drawing on such financial instruments and the present creditworthiness of such counter parties. Such commitments have been made on terms which are competitive in the markets in which the Bank operates, thus, the fair value of standby letters of credit equals the carrying value for the purposes of this disclosure. The maximum potential amount of future payments that the Bank could be required to make under the guarantees totaled $261,000 at December 31, 2005.

(12) CONCENTRATION OF CREDIT RISK
Practically all of the Bank’s loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank’s market area. Practically all such customers are depositors of the Bank. The concentrations of credit by type of loan are set forth in note 2 to the financial statements.

(13)	REGULATORY MATTERS AND RESTRICTIONS ON DIVIDENDS

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

The Bank is subject to regulatory capital requirements administered by the Federal Deposit Insurance Corporation and the Tennessee Department of Financial Institutions. Failure to meet capital requirements can initiate certain mandatory — and possibly additional discretionary — actions by regulators that could, in that event, have a direct material effect on the institution’s financial statements. The relevant regulations require the Bank to meet specific capital adequacy guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting principles. The Bank’s capital classifications are also subject to qualitative judgments by the Regulators about components, risk weightings and other factors. Those qualitative judgments could also affect the Bank’s capital status and the amount of dividends the Bank may distribute.

As of December 31, 2005, the Bank is categorized as “well capitalized” under the regulatory framework for prompt corrective action. There are no conditions or events since the notification that management believes have changed the Bank’s category.

On November 7, 2005, the Board of Directors recommended a dividend be declared in the amount of $.17 per share of voting common stock. On December 2, 2005, the dividends were paid in the amount of $216,000.

Under the terms of an agreement with the Bank’s regulatory agency, the Bank was restricted from paying dividends for a period of three years from the date of inception (December 2, 2002) to December 2, 2005.

The Bank is required to maintain minimum amounts of capital to total “risk weighted” assets, as defined by the banking regulators. The Bank is required to have a minimum Tier I and Total Capital ratios of 4.0% and 8.0%, respectively. The actual ratios were 13.5% and 16.5% and 14.6% and 20.2%, respectively, at December 31, 2005 and 2004. The leverage ratio at December 31, 2005 and 2004 was 9.5% and 11.4%, respectively, and the minimum requirement was 4.0%.

(14)	STOCK OPTION ARRANGEMENT

In December, 2002, the Board of Directors of the Bank approved the First Commerce Bank 2002 Stock Option Arrangement (the “Arrangement”). The Arrangement provides for the granting of stock options, and authorizes the issuance of common stock upon the exercise of such options, for up to 146,665 shares of common stock to employees and organizers of the Bank and up to 73,334 shares of common stock for future use as decided by the Board of Directors.

Under the Stock Option Arrangement, stock option awards may be granted in the form of incentive stock options or nonstatutory stock options, and are generally exercisable for up to ten years following the date such option awards are granted. Exercise prices of incentive stock options must be equal to or greater than 100% of the fair market value of the common stock on the grant date and generally vest at the end of four years.

Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock Based Compensation”, as amended by SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure” sets forth the methods for recognition of cost of arrangements similar to those of the Bank. As is permitted, management has elected to account for the arrangement under the

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

provisions of APB Opinion 25 and related Interpretations. However, under SFAS No. 123, the Bank is required to make proforma disclosures as if cost had been recognized in accordance with the pronouncement. Had compensation cost for the Bank’s stock option arrangement been determined based on the fair value at the grant dates for awards under the arrangement consistent with the method of SFAS No. 123, the Bank’s net earnings (loss) and basic earnings (loss) per common share and diluted earnings (loss) per common share would have been reduced to the proforma amounts indicated below.

		For the Year	For the Year	For the Year
		Ended	Ended	Ended
(In Thousands,		December 31,	December 31,	December 31,
Except Per Share Amounts)		2005	2004	2003
Net earnings (loss)	As Reported	$965	$837	$(30)
	Proforma	$949	$835	$(30)
Basic earnings (loss) per	As Reported	$0.76	$0.67	$(.02)
common share	Proforma	$0.75	$0.67	$(.02)
Diluted earnings (loss) per	As Reported	$0.72	$0.65	$(.02)
common share	Proforma	$0.71	$0.65	$(.02)

A summary of the stock option activity is as follows:

	For the Year Ended		For the Year Ended		For the Year Ended
	December 31, 2005		December 31, 2004		December 31, 2003
	Shares	Price	Shares	Price	Shares	Price

Outstanding at beginning of period	175,481	$12.39	146,665	$10.00	146,665	$10.00
Granted	—	—	34,915	22.00	—	—
Exercised	(15,849)	10.00	(6,099)	10.00	—	—
Forfeited	(1,352)	10.00	—	—	—	—

Outstanding at end of year	158,280	$12.65	175,481	$12.39	146,665	$10.00

Options exercisable at year end	109,183		86,789		53,778

The following table summarizes information about fixed stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
			Weighted
		Weighted	Average		Weighted
Range of	Number	Remaining	Remaining	Number	Average
Exercise	Outstanding	Exercise	Contractual	Exercisable	Exercise
Prices	at 12/31/05	Price	Life	at 12/31/05	Price
$10	123,365	$10	7 years	109,183	$10
$22	34,915	22	8.8 years	—	22

	158,280			109,183

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

The fair value of options granted in 2004 was $0.95 for each option, net of tax. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model using the following assumptions: risk free rate of 3.40%; expected life of ten years, volatility of .01%; and dividend yield of 2.46%, respectively. The dividend yield was computed assuming an 18% return on equity with a 30% dividends to earnings payout ratio.

(15)	RETIREMENT PLAN
The Company has adopted a 401(K) profit sharing plan for its employees. To participate in the Plan an employee must have been an employee at the adoption date. Subsequent to the initial enrollment an employee must complete one year of service and have attained the age of twenty-one to be eligible. The Bank made $88,047, $30,375 and $24,013, respectively, in contributions to the Plan during 2005, 2004 and 2003. The Bank pays all expenses of the Plan which were minimal in 2005 and 2004.

(16)	EARNINGS PER SHARE
Statement of Financial Accounting Standards (SFAS) No. 128, “Earnings Per Share” establishes uniform standards for computing and presenting earnings per share. The computation of basic earnings per share is based on the weighted average number of common shares outstanding during the period. For the Bank the computation of diluted earnings per share begins with the basic earnings per share plus the effect of common shares contingently issuable from stock options.

The following is a summary of the components comprising basic and diluted earnings (loss) per share (EPS):

(In Thousands, Except Share and Per Share
Amounts)	2005	2004	2003
Basic EPS Computation:
Numerator — Net earnings (loss) for the period	$965	$837	$(30)

Denominator — Weighted average number of common shares outstanding	1,261,462	1,252,864	1,249,985

Basic net earnings (loss) per common share	$0.76	$0.67	$(.02)

Diluted EPS Computation:
Numerator — Net earnings (loss) for the period	$965	$837	$(30)
Denominator:

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

(In Thousands, Except Share and Per Share
Amounts)	2005	2004	2003
Weighted average number of common shares outstanding	1,261,462	1,252,864	1,249,985
Dilutive effect of stock options	76,575	26,022	—

	1,338,037	1,278,886	1,249,985

Diluted net earnings (loss) per common share	$0.72	$0.65	$(.02)

(17)	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
Statement of Financial Accounting Standards (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments” requires that the Bank disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for the Bank’s financial instruments.
Cash and short-term investments
For those short-term instruments, the carrying amount is a reasonable estimate of fair value.
Federal Funds Sold
The fair value of Federal funds purchased approximates the carrying amount since they are payable on demand.
Securities
The carrying amounts for short-term securities approximate fair value because they mature in 90 days or less and do not present unanticipated credit concerns. The fair value of longer-term securities and mortgage-backed securities, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.
Loans
Fair value are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, mortgage and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms.
The fair value of the various categories of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining average estimated maturities.
The estimated maturity for mortgages is modified from the contractual terms to give consideration to management’s experience with prepayments. Management has made estimates of fair value discount rates that it believes to be reasonable. However, because there is no market for many of these financial instruments, management has no basis to determine

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

whether the fair value presented below would be indicative of the value negotiated in an actual sale.
The value of the loan portfolio is also discounted in consideration of the credit quality of the loan portfolio as would be the case between willing buyers and sellers. Particular emphasis has been given to loans on the Bank’s internal watch list. Valuation of these loans is based upon borrower performance, collateral values (including external appraisals), etc.
Deposit Liabilities
The fair value of demand deposits, savings accounts and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. Under the provision of SFAS No. 107 the fair value estimates for deposits does not include the benefit that results from the low cost funding provided by the deposit liabilities compared to the cost of borrowing funds in the market.
Advances from Federal Home Loan Bank
The fair value of the advances from the Federal Home Loan Bank are estimated by discounting the future cash outflows using current market rates.
Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written
Loan commitments are made to customers generally for a period not to exceed one year and at the prevailing interest rates in effect at the time the loan is closed. Commitments to extend credit related to construction loans are generally made for a period not to exceed six months with interest rates at the current market rate at the date of closing. In addition, standby letters of credit are issued for periods up to one year with rates to be determined at the date the letter of credit is funded. Fees are only charged for the construction loans and the standby letters of credit and the amounts unearned at December 31, 2004 are insignificant. Accordingly, these commitments have no carrying value and management estimates the commitments to have no significant fair value.
The carrying value and estimated fair values of the Bank’s financial instruments at December 31, 2005 and 2004 are as follows:

	(In Thousands)
	2005		2004
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value

Financial assets:
Cash and short-term investments	$1,882	$1,882	$813	$813
Federal funds sold	3,066	3,066	8,632	8,632

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

	(In Thousands)
	2005		2004
	Carrying		Carrying
	Amount	Fair Value	Amount	Fair Value
Securities	36,386	36,314	25,383	25,381
Restricted equity securities	335	438	285	349
Loans	99,427		78,150
Less: allowance for loan losses	(1,197)		(1,001)

Loans, net of allowance	98,230	95,217	77,149	76,796

Financial liabilities:
Deposits	132,513	132,409	102,811	102,637
Unrecognized financial instruments:
Unused commitments to extend credit	—	—	—	—
Standby letters of credit	—	—	—	—
Limitations
Fair value estimates are made at a specific pint in time, based on relevant market information and information about the financial instruments. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Bank’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Bank’s financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.
Fair value estimates are based on estimating on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Other significant assets and liabilities that are not considered financial assets or liabilities include deferred tax assets and liabilities and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(18)	QUARTERLY FINANCIAL DATA (UNAUDITED)
Selected quarterly results of operations for the four quarters ended December 31, are as follows:

	(In Thousands, except per share data)
	2005				2004
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter
Interest income	$2,109	$1,934	$1,721	$1,558	$1,445	$1,285	$1,181	$1,038
Net interest income	1,219	1,123	1,032	989	946	839	792	708
Provision for possible loan losses	40	93	45	37	41	24	98	73

FIRST COMMERCE BANK
Notes to Consolidated Financial Statements, Continued
   December 31, 2005 and 2004

Earnings before income taxes	447	287	355	375	357	279	150	164
Net earnings	335	174	225	231	244	279	150	164
Basic earnings per common share	0.26	0.14	0.18	0.18	.20	.22	.12	.13
Diluted earnings per common share	0.24	0.13	0.17	0.18	.18	.22	.12	.13